Exhibit 10.61

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

by and among

Avatech Solutions, Inc., as Issuer and Seller

and

the Purchasers named herein, as Purchasers

with respect to Seller’s

Common Stock

and Warrants to Purchase Common Stock

June     , 2006

Table of Exhibits and Schedules

Exhibit A	Form of Warrant

Exhibit B	Form of Investor Rights Agreement

Exhibit C	Form of Opinion of Seller’s Counsel

Schedule 1	Purchasers and Shares of Common Stock and Warrants Purchased

Schedule 3.10	Litigation

Schedule 3.11	Absence of Certain Changes

Schedule 3.15	Intellectual Property

Schedule 3.17	Preemptive Rights

Schedule 3.19	Subsidiaries and Investments

Schedule 3.20	Capitalization

Schedule 3.21	Options, Warrants, Rights

Schedule 3.22	Employees, Employment Agreements and Employee Benefit Plans

7

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This COMMON STOCK AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is dated as of June     , 2006, by and among Avatech Solutions, Inc., a Delaware corporation (the “Seller”), and each of the persons listed on Schedule 1 hereto (each is individually referred to as a “Purchaser” and collectively, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, each of the Purchasers is willing to purchase from the Seller, and the Seller desires to sell to the Purchasers, up to an aggregate of 1,000,000 shares of its Common Stock, par value $0.01 per share (the “Common Stock”), and Common Stock Purchase Warrants (the “Warrants”) entitling the holders thereof to purchase shares of the Seller’s Common Stock for an aggregate purchase price of up to $2,000,000, as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I - PURCHASE AND SALE

1.1 Purchase and Sale.

CLOSING. SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT, AT THE CLOSING OF THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT (THE “CLOSING”), EACH PURCHASER SHALL PURCHASE, SEVERALLY AND NOT JOINTLY, AND THE SELLER SHALL ISSUE AND SELL, TO EACH PURCHASER, SUCH NUMBER OF SHARES OF COMMON STOCK (“SHARES”) AND WARRANTS SET FORTH OPPOSITE SUCH PURCHASER’S NAME ON SCHEDULE 1 HERETO THE CLOSING SHALL OCCUR AS PROMPTLY AS PRACTICABLE, BUT NO LATER THAN FIVE (5) BUSINESS DAYS, FOLLOWING SATISFACTION OR WAIVER OF THE CONDITIONS SET FORTH IN SECTIONS 6.1 AND 6.2, AT THE OFFICES OF MOOMJIAN & WAITE, LLP, 100 JERICHO QUADRANGLE, SUITE 225, JERICHO, NY 11753, OR ON SUCH OTHER DATE AND AT SUCH OTHER LOCATION AS THE SELLER AND PURCHASERS SHALL MUTUALLY AGREE.

PURCHASE PRICE. THE PURCHASE PRICE (THE “PURCHASE PRICE”) TO BE PAID BY EACH PURCHASER TO THE SELLER TO ACQUIRE THE SHARES AND THE APPLICABLE WARRANTS AT THE CLOSING SHALL BE EQUAL TO THE TOTAL AMOUNT SET FORTH ON SCHEDULE 1 HERETO OPPOSITE SUCH PURCHASER’S NAME AS THE PURCHASE PRICE FOR SUCH PURCHASER.

WARRANTS. THE TOTAL NUMBER OF WARRANTS ON SCHEDULE 1 SHALL EQUAL 60% OF THE NUMBER OF SHARES PURCHASED BY SUCH PURCHASER.

DEFINITIONS. THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS ARE REFERRED TO HEREIN AS THE “WARRANT SHARES.” THE DATE ON WHICH THE CLOSING OCCURS IS THE “CLOSING DATE”.

Terms of the Warrants. The terms and provisions of the Warrants are more fully set forth in the form of Common Stock Purchase Warrant, attached hereto as Exhibit A.

ARTICLE II – TRANSFERS AND LEGENDS

2.1 TRANSFERS. EXCEPT AS REQUIRED BY FEDERAL SECURITIES LAWS AND THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES,

THE SHARES, WARRANTS AND WARRANT SHARES (COLLECTIVELY, THE “SECURITIES”) MAY BE TRANSFERRED, IN WHOLE OR IN PART, BY ANY OF THE PURCHASERS AT ANY TIME. ANY SUCH TRANSFER SHALL BE MADE BY A PURCHASER IN ACCORDANCE WITH APPLICABLE LAW. IN CONNECTION WITH ANY TRANSFER OF SECURITIES OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR TO THE SELLER, THE SELLER MAY REQUIRE THE TRANSFEROR THEREOF TO FURNISH TO THE SELLER AN OPINION OF COUNSEL SELECTED BY THE TRANSFEROR, SUCH COUNSEL AND THE FORM AND SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE SELLER AND SELLER’S COUNSEL, TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT; PROVIDED, THAT IN THE CASE OF A TRANSFER OF THE SHARES AND/OR THE WARRANT SHARES PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, NO OPINION SHALL BE REQUIRED IF THE TRANSFEROR PROVIDES THE SELLER WITH A CUSTOMARY SELLER’S REPRESENTATION LETTER, AND IF SUCH SALE IS NOT PURSUANT TO SUBSECTION (K) OF RULE 144, A CUSTOMARY BROKER’S REPRESENTATION LETTER AND FORM 144. NOTWITHSTANDING THE FOREGOING, THE SELLER HEREBY CONSENTS TO AND AGREES TO REGISTER ON THE BOOKS OF THE SELLER AND WITH ANY TRANSFER AGENT FOR THE SECURITIES OF THE SELLER, WITHOUT ANY SUCH LEGAL OPINION, ANY TRANSFER OF SECURITIES BY A PURCHASER TO AN AFFILIATE OF SUCH PURCHASER, PROVIDED THAT THE TRANSFEREE CERTIFIES TO THE SELLER THAT IT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT AND THAT IT IS ACQUIRING THE SECURITIES SOLELY FOR INVESTMENT PURPOSES (SUBJECT TO THE QUALIFICATIONS HEREOF) AND NOT WITH A VIEW TO, OR FOR, RESALE, DISTRIBUTION OR FRACTIONALIZATION THEREOF IN WHOLE OR IN PART IN VIOLATION OF THE SECURITIES ACT. THE SELLER SHALL REISSUE CERTIFICATES EVIDENCING THE SECURITIES UPON SURRENDER OF CERTIFICATES EVIDENCING THE SECURITIES BEING TRANSFERRED IN ACCORDANCE WITH THIS SECTION 2.1. IN CONNECTION WITH ANY TRANSFER OF WARRANTS AFTER THE REGISTRATION STATEMENT (AS DEFINED IN THE INVESTOR RIGHTS AGREEMENT) IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, THE TRANSFEROR OF SUCH WARRANTS SHALL REIMBURSE THE SELLER FOR ITS REASONABLE OUT OF POCKET COSTS IN CONNECTION WITH SUCH TRANSFER (INCLUDING WITHOUT LIMITATION THE REASONABLE ATTORNEYS FEES FOR PREPARING AND FILING A PROSPECTUS SUPPLEMENT WITH THE SEC AND/OR DELIVERING AN UPDATED OPINION LETTER TO THE SELLER’S TRANSFER AGENT). AN “AFFILIATE” MEANS ANY PERSON (AS SUCH TERM IS DEFINED BELOW) THAT, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLS OR IS CONTROLLED BY OR IS UNDER COMMON CONTROL WITH A PERSON, AS SUCH TERMS ARE USED IN AND CONSTRUED UNDER RULE 144 UNDER THE SECURITIES ACT. WITH RESPECT TO A PURCHASER, ANY INVESTMENT FUND OR MANAGED ACCOUNT THAT IS MANAGED ON A DISCRETIONARY BASIS BY THE SAME INVESTMENT MANAGER AS SUCH PURCHASER WILL BE DEEMED TO BE AN AFFILIATE OF SUCH PURCHASER. A “PERSON” MEANS ANY INDIVIDUAL OR CORPORATION, PARTNERSHIP, TRUST, INCORPORATED OR UNINCORPORATED ASSOCIATION, JOINT VENTURE, LIMITED LIABILITY COMPANY, JOINT STOCK COMPANY, GOVERNMENT (OR AN AGENCY OR SUBDIVISION OF ANY THEREOF) OR OTHER ENTITY OF ANY KIND.

2.2 Legends. The certificates representing the Securities, unless such Securities are registered under the Securities Act or eligible for resale without registration pursuant to Rule 144(k) under the Securities Act, shall bear the following legends:

“THE SHARES REPRESENTED BY, OR ACQUIRABLE UPON EXERCISE OF SECURITIES EVIDENCED BY, THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT

DATED AS OF JUNE     , 2006, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

ARTICLE III—REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchasers as follows:

3.1 Corporate Existence and Power; Subsidiaries. The Seller and its Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the state in which they are incorporated, and have all corporate powers required to carry on their business as now conducted. The Seller and its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Seller or any of its Subsidiaries. For purposes of this Agreement, the term “Material Adverse Effect” means, with respect to any person or entity, a material adverse effect on its and its Subsidiaries’ condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or current prospects, taken as a whole, on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Seller to perform its obligations hereunder or under the Related Documents. True and complete copies of the Seller’s Certificate of Incorporation, as amended, and Bylaws, as amended, as currently in effect and as will be in effect on the Closing Date (collectively, the “Articles and Bylaws”), have previously been provided to the Purchasers. For purposes of this Agreement, the term “Subsidiary” or “Subsidiaries” means, with respect to any entity, any corporation or other organization of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests, or is considered a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act. The Seller has no Subsidiaries other than those listed on Schedule 3.1 hereto, each of which, unless otherwise indicated, is wholly-owned by the Seller.

3.2 Corporate Authorization. The execution, delivery and performance by the Seller of this Agreement, the Warrants, the Investor Rights Agreement and each of the other documents executed pursuant to and in connection with this Agreement (collectively, the “Related Documents”), and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares and the Warrants, and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) have been duly authorized, and no additional corporate or stockholder action is required for the approval of this Agreement. The Shares have been duly authorized and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. The Warrant Shares have been duly reserved for issuance by the Seller. This Agreement and the Related Documents have been or, to the extent contemplated hereby or by the Related Documents, will be duly executed and delivered and constitute the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 Charter, Bylaws and Corporate Records. The minute books of the Seller and its Subsidiaries contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and stockholders of the Seller and its Subsidiaries from October 1, 2002 to the date hereof. All material corporate decisions and actions have been validly made or taken. All corporate books, including without limitation the share transfer register, comply with applicable laws and regulations and have been regularly updated. Such books fully and correctly reflect all the decisions of the stockholders.

3.4 Governmental Authorization. Except as otherwise specifically contemplated in this Agreement and the Related Documents, and except for: (i) the filings referenced in Sections 5.10 and 5.11; (ii) the filing of a

Form D with respect to the Shares and Warrants under Regulation D under the Securities Act; (iii) the filing of the Registration Statement with the Commission; (iv) the application(s) to each trading market for the listing of the Shares and the Warrant Shares for trading thereon; and (v) any filings required under state securities laws that are permitted to be made after the date hereof, the execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares and Warrants and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) by the Seller require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

3.5 Non-Contravention. The execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation by the Seller of the transactions contemplated hereby and thereby (including the issuance of the Shares and Warrant Shares) do not and will not (a) contravene or conflict with the Articles and Bylaws of the Seller and its Subsidiaries or any material agreement to which the Seller is a party or by which it is bound; (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller or its Subsidiaries; (c) constitute a default (or would constitute a default with notice or lapse of time or both) under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Seller or its Subsidiaries or under any material license, franchise, permit or other similar authorization held by the Seller or its Subsidiaries; or (d) result in the creation or imposition of any Lien (as defined below) on any asset of the Seller or its Subsidiaries. For purposes of this Agreement, the term “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

3.6 SEC Documents. The Seller is obligated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file reports pursuant to Sections 13 or 15(d) thereof (all such reports filed or required to be filed by the Seller, including all exhibits thereto or incorporated therein by reference, and all documents filed by the Seller under the Securities Act hereinafter called the “SEC Documents”). The Seller has filed all reports or other documents required to be filed under the Exchange Act. All SEC Documents filed by the Seller as of or for any period beginning on or after July 1, 2003, (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller has previously delivered to the Purchaser a correct and complete copy of each report (including, without limitation, the most recent Proxy Statement) which the Seller filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) under the Exchange Act for any period ending on or after June 30, 2005 (the “Recent Reports”) to the extent not available via EDGAR. None of the information about the Seller or any of its Subsidiaries which has been disclosed to the Purchasers herein or in the course of discussions and negotiations with respect hereto which is not disclosed in the Recent Reports is or was required to be so disclosed, and no material non-public information has been disclosed to the Purchasers.

3.7 Financial Statements. The financial statements of the Seller included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Seller and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Seller and its Subsidiaries are a party or to which any of their respective property or assets are subject that are required to be filed as Exhibits to the SEC Documents under Item 601 of Regulation S K are included as a part of, or specifically identified in, the SEC Documents.

3.8 Compliance with Law. The Seller and its Subsidiaries are in compliance and have conducted their business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, applicable to their operations, the violation of which would cause a Material Adverse Affect. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against the Seller or its Subsidiaries or against any of their properties or businesses.

3.9 No Defaults. The Seller and its Subsidiaries are not, nor have they received notice that they would be with the passage of time, giving of notice, or both, (i) in violation of any provision of their Articles and Bylaws (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to the Seller or its Subsidiaries or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Seller or its Subsidiaries are a party or by which the Seller or its Subsidiaries or their properties or assets may be bound, and no circumstances exist which would entitle any party to any material agreement, note, mortgage, indenture, contract, lease or instrument to which such Seller or its Subsidiaries are a party, to terminate such as a result of such Seller or its Subsidiaries, having failed to meet any material provision thereof including, but not limited to, meeting any applicable milestone under any material agreement or contract.

3.10 Litigation. Except as disclosed in the Recent Reports or on Schedule 3.10, there is no action, suit, proceeding, judgment, claim or investigation pending or, to the best knowledge of the Seller, threatened against the Seller and its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or its Subsidiaries or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby, and there is no basis for the assertion of any of the foregoing.

There are no claims or complaints existing or, to the knowledge of the Seller or its Subsidiaries, threatened for product liability in respect of any product of the Seller or its Subsidiaries, and the Seller and its Subsidiaries are not aware of any basis for the assertion of any such claim.

3.11 Absence of Certain Changes. Since June 30, 2005, the Seller has conducted its business only in the ordinary course and there has not occurred, except as set forth in the Recent Reports or any exhibit thereto or incorporated by reference therein:

(a) Any event that could reasonably be expected to have a Material Adverse Effect on the Seller or any of its Subsidiaries;

(b) Any amendments or changes in the Articles or Bylaws of the Seller and its Subsidiaries, other than on account of the filing of the Certificate of Designation;

(c) Any damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have or would be reasonably likely to have, a Material Adverse Effect on the Seller and its Subsidiaries;

(d) Except as set forth on Schedule 3.11(d), any

(i) incurrence, assumption or guarantee by the Seller or its Subsidiaries of any debt for borrowed money other than for equipment leases;

(ii) issuance or sale of any securities convertible into or exchangeable for securities of the Seller other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Seller;

(iii) issuance or sale of options or other rights to acquire from the Seller or its Subsidiaries, directly or indirectly, securities of the Seller or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business in accordance with past practice;

(iv) issuance or sale of any stock, bond or other corporate security;

(v) discharge or satisfaction of any material Lien, other than current liabilities incurred since June 30, 2005 in the ordinary course of business;

(vi) declaration or making any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security;

(vii) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, or cancellation of any debt or claim except in the ordinary course of business;

(viii) waiver of any right of substantial value whether or not in the ordinary course of business;

(ix) material change in officer compensation except in the ordinary course of business and consistent with past practices; or

(x) other commitment (contingent or otherwise) to do any of the foregoing.

(e) Any creation, sufferance or assumption by the Seller or any of its Subsidiaries of any Lien on any asset (other than Liens existing on the date hereof or in connection with equipment leases and working capital lines of credit set forth on Schedule 3.11(e)) or any making of any loan, advance or capital contribution to or investment in any Person in an aggregate amount which exceeds $25,000 outstanding at any time;

(f) Any entry into, amendment of, relinquishment, termination or non-renewal by the Seller or its Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business; or

(g) Any transfer or grant of a right with respect to the trademarks, trade names, service marks, trade secrets, copyrights or other intellectual property rights owned or licensed by the Seller or its Subsidiaries, except as among the Seller and its Subsidiaries.

3.12 No Undisclosed Liabilities. Except as set forth in the Recent Reports, and except for liabilities and obligations incurred in the ordinary course of business since June 30, 2005, as of the date hereof, (i) the Seller and its Subsidiaries do not have any material liabilities or obligations (absolute, accrued, contingent or otherwise) which, and (ii) there has not been any aspect of the prior or current conduct of the business of the Seller or its Subsidiaries which may form the basis for any material claim by any third party which if asserted could result in any such material liabilities or obligations which, are not fully reflected, reserved against or disclosed in the balance sheet of the Seller as at June 30, 2005.

3.13 Taxes. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Seller and its Subsidiaries have been timely filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing as filed are correct and complete and, in all material respects, reflect accurately all liability for taxes of the Seller and its Subsidiaries for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Seller and its Subsidiaries or relating to or chargeable against any of its material assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the Closing Date, will have been fully collected and paid by such date if due by such date or provided for by adequate reserves in the Financial Statements as of and for the periods ended June 30, 2005 (other than taxes accruing after such date) and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such taxes were reported or reflected in any tax returns or filings. No taxation authority has sought to audit the records of the Seller or any of its Subsidiaries for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the Seller’s or any of its Subsidiaries’ alleged failure to provide any such tax returns, reports or related information and disclosure. No material claims or deficiencies have been asserted against or inquiries raised with the Seller or any of its Subsidiaries with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Seller or any of its Subsidiaries has not filed a tax return that it was required to file, and, to the best of the Seller’s knowledge, there exists no reasonable basis for the making of any such claims or inquiries. Neither the Seller nor any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.

3.14 Interests of Officers, Directors and Other Affiliates. The description of any interest held, directly or indirectly, by any officer, director or other Affiliate of Seller (other than the interests of the Seller and its Subsidiaries in such assets) in any property, real or personal, tangible or intangible, used in or pertaining to Seller’s business, including any interest in the Intellectual Property (as defined in Section 3.15 hereof), as set forth in the Recent Reports, is true and complete, and no officer, director or other Affiliate of the Seller has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Seller’s business, including the Seller’s Intellectual Property, other than as set forth in the Recent Reports.

3.15 Intellectual Property. Other than as set forth in the Recent Reports:

(a) the Seller or a Subsidiary thereof has the right to use or is the sole and exclusive owner of all right, title and interest in and to all foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Seller and its Subsidiaries (collectively, the “Rights”) and in and to each material invention, software, trade secret, technology, product, composition, formula, method of process used by the Seller or its Subsidiaries (the Rights and such other items, the “Intellectual Property”), and, to the Seller’s knowledge, has the right to use the same, free and clear of any claim or conflict with the rights of others;

(b) no royalties or fees (license or otherwise) are payable by the Seller or its Subsidiaries to any Person by reason of the ownership or use of any of the Intellectual Property except as set forth on Schedule 3.15;

(c) there have been no claims made against the Seller or its Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to its knowledge, there are no reasonable grounds for any such claims;

(d) neither the Seller nor its Subsidiaries have made any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the best of the Seller’s knowledge, no reasonable grounds for such claims exist; and

(e) neither the Seller nor its Subsidiaries have received notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property.

3.16 Restrictions on Business Activities. Other than as set forth in the Recent Reports, there is no agreement, judgment, injunction, order or decree binding upon the Seller or its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Seller or its Subsidiaries, any acquisition of property by the Seller or its Subsidiaries or the conduct of business by the Seller or its Subsidiaries as currently conducted or as currently proposed to be conducted by the Seller.

3.17 Preemptive Rights. Except as set forth in Schedule 3.17, none of the stockholders of the Seller possess any preemptive rights in respect of the Shares, Warrants or Warrant Shares to be issued to the Purchasers in connection herewith or upon exercise of the Warrants.

3.18 Insurance. The insurance policies providing insurance coverage to the Seller or its Subsidiaries including for product liability are adequate for the business conducted by the Seller and its Subsidiaries (currently limited to the testing phase) and are sufficient for compliance by the Seller and its Subsidiaries with all requirements of law and all material agreements to which the Seller or its Subsidiaries are a party or by which any of their assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Seller and its Subsidiaries have complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller or its Subsidiaries an intention to cancel any such policy.

3.19 Subsidiaries and Investments. Except as set forth in the Recent Reports or on Schedule 3.19, the Seller has no Subsidiaries or Investments. For purposes of this Agreement, the term “Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or (iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

3.20 Capitalization. The authorized capital stock of the Seller consists of 80,000,000 shares of common stock, $0.01 par value per share, of which 12,509,607 shares are issued and outstanding as of the date hereof, and 20,000,000 shares of preferred stock, issuable in one or more classes or series, with such relative rights and preferences as the Board of Directors may determine, none of which has been authorized for issuance other than (i) 1,297,537 shares of Series D Convertible Preferred Stock, $0.01 par value per share, 1,214,140 of which, immediately prior to the Closing, are outstanding, (ii) 1,200 shares of the Seller’s Series E Convertible Preferred Stock, 1,192 of which, immediately prior to the Closing, are outstanding, and (iii) 7,500 shares of the Seller’s Series F 10% Cumulative Convertible Preferred Stock, 4,000 of which, immediately prior to the Closing, are outstanding. All shares of the Seller’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Seller from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Seller. All taxes required to be paid by Seller in connection with the issuance and any transfers of the Seller’s capital stock have been paid. Except as set forth on Schedule 3.20, all permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of the Seller from the date of the Seller’s incorporation to the date hereof have been obtained or effected, and all securities of the Seller have been issued and are held in accordance with the provisions of all applicable securities or other laws.

3.21 Options, Warrants, Rights. Except as set forth in the Recent Reports or on Schedule 3.21, there are no outstanding (a) securities, notes or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller or its Subsidiaries; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller or its Subsidiaries; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller or its Subsidiaries of any capital stock or other equity interests of the Seller or its Subsidiaries, any such securities or instruments convertible or exercisable for securities or any such options, warrants or rights. Other than the rights of the holders of Series F 10% Cumulative Convertible Preferred Stock and the warrants issued to such holders, the rights of the Purchasers of the Shares and Warrants, and except for the rights of the holders of Series D and Series E Preferred Stock, neither the Seller nor the Subsidiaries have granted anti-dilution rights to any person or entity in connection with any outstanding option, warrant, subscription or any other instrument convertible or exercisable for the securities of the Seller or any of its Subsidiaries. Other than the rights granted to the holders of Series F 10% Cumulative Convertible Preferred Stock and the Purchasers under the Investor Rights Agreement and except for the rights of the holders of Series D and Series E Preferred Stock, there are no outstanding rights which permit the holder thereof to cause the Seller or the Subsidiaries to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Seller or any of its Subsidiaries in a registration statement filed by the Seller or any of its Subsidiaries under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Seller or any of its Subsidiaries for sale or distribution in any jurisdiction. This issuance of the Shares and Warrants hereunder and/or the issuance of the Warrant Shares upon exercise of the Warrants will not cause any adjustment to the current conversion price under the Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, or Series F 10% Cumulative Convertible Preferred Stock or to the exercise price under any outstanding warrants issued in connection therewith, or cause any antidilution adjustments to be made to any other of the Seller’s outstanding securities.

3.22 Employees, Employment Agreements and Employee Benefit Plans. Except as set forth in the Recent Reports or on Schedule 3.22, there are no employment, consulting, severance or indemnification arrangements, agreements, or understandings between the Seller and any officer or senior management of the Seller or its Subsidiaries (the “Employment Agreements”). Except as set forth in the Recent Reports or on Schedule 3.22, no Employment Agreement provides for the acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of the Seller or its Subsidiaries in favor of any such parties in connection with the transactions contemplated by this Agreement.

Except as disclosed in the Recent Reports or on Schedule 3.22, the terms of employment or engagement of all officers and senior management of the Seller and its Subsidiaries are such that their employment or engagement may be terminated upon not more than two weeks’ notice given at any time without liability for payment of compensation or damages and the Seller and its Subsidiaries have not entered into any agreement or arrangement for the management of their business or any part thereof other than with their directors or employees.

3.23 Absence of Certain Business Practices. Neither the Seller, nor any Affiliate of the Seller, nor to the knowledge of the Seller, any agent or employee of the Seller, any other Person acting on behalf of or associated with the Seller, or any individual related to any of the foregoing Persons, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Seller has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Seller (or assist the Seller in connection with any actual or proposed transaction) which (i) may subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the Seller or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Seller or subject the Seller to suit or penalty in any private or governmental litigation or proceeding.

3.24 Products and Services. To the knowledge of the Seller and except as disclosed in the Recent Reports, there exists no set of facts (i) which could furnish a basis for the withdrawal, suspension or cancellation of any registration, license, permit or other governmental approval or consent of any governmental or regulatory agency with respect to any product or service developed or provided by the Seller or its Subsidiaries, (ii) which could furnish a basis for the withdrawal, suspension or cancellation by order of any state, federal or foreign court of law of any product or service, or (iii) which could have a Material Adverse Effect on the continued operation of any facility of the Seller or its Subsidiaries or which could otherwise cause the Seller or its Subsidiaries to withdraw, suspend or cancel any such product or service from the market or to change the marketing classification of any such product or service. Each product or service provided by Seller or its Subsidiaries has been provided in accordance in all material respects with the specifications under which such product or service normally is and has been provided and the provisions of all applicable laws or regulations.

3.25 Environmental Matters. None of the premises or any properties owned, occupied or leased by the Seller or its Subsidiaries (the “Premises”) has been used by the Seller or the Subsidiaries or, to the Seller’s knowledge, by any other Person, to manufacture, treat, store, or dispose of any substance that has been designated to be a “hazardous substance” under applicable Environmental Laws (hereinafter defined) (“Hazardous Substances”) in violation of any applicable Environmental Laws. To its knowledge, the Seller has not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. No Hazardous Substances are present as a result of the actions of the Seller or, to the Seller’s knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Seller under applicable Environmental Laws. The Seller and, to the Seller’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law, are in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the date of this Agreement relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any Hazardous Substance (the “Environmental Laws”). Neither the Seller nor, to the Seller’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law has received any written complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Seller’s knowledge, threatened against the Seller or, to the Seller’s knowledge, any such Person with respect to any violation or alleged violation of the Environmental Laws, and, to the knowledge of the Seller, there is no basis for the institution of any such proceeding, suit or investigation.

3.26 Licenses; Compliance Regulatory Requirements. Except as disclosed in the Recent Reports, the Seller holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Seller and its Subsidiaries as presently operated (the “Governmental Authorizations”). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Seller and its Subsidiaries are in material compliance with the terms of all the Governmental Authorizations. The Seller and its Subsidiaries have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any such Governmental Authorizations. The Seller has no knowledge of any facts which could reasonably be expected to cause the Seller to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

3.27 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, based upon any arrangement made by or on behalf of the Seller, which would make any Purchaser liable for any fees or commissions.

3.28 Securities Laws. Neither the Seller nor its Subsidiaries nor any agent acting on behalf of the Seller or its Subsidiaries has taken or will take any action which might cause this Agreement or the Shares or Warrants to violate the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, as in effect on the Closing Date. Assuming that all of the representations and warranties of the Purchasers set forth in Article IV are true, all offers and sales of capital stock, securities and notes of the Seller were conducted and completed in compliance with the Securities Act. All shares of capital stock and other securities issued by the Seller and its Subsidiaries prior to the date hereof have been issued in transactions that were either registered offerings or were exempt from the registration requirements under the Securities Act and all applicable state securities or “blue sky” laws and in compliance with all applicable corporate laws.

3.29 Disclosure. No representation or warranty made by the Seller in this Agreement, nor in any document, written information, financial statement, certificate, schedule or exhibit prepared and furnished by the Seller or the representatives of the Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

3.30 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Seller and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Seller in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably expected to result in a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Seller that may create contingencies or liabilities that are not otherwise disclosed by the Seller in its Exchange filings.

3.31 Application of Takeover Protections. The Seller and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Seller’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation or any agreement to which the Seller is a party that is or could become applicable to the Purchasers as a result of the Purchasers and the Seller fulfilling their obligations or exercising their rights under this Agreement and the Related Documents, including without limitation the Seller’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.32 No Additional Agreements. The Seller does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement and the Related Documents other than as specified in this Agreement and the Related Documents.

3.33 Acknowledgment Regarding Purchasers’ Purchase of Seller Securities. The Seller acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Seller further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Seller or any other Purchaser (or in any similar capacity) with respect to this Agreement and the Related Documents and the transactions contemplated hereby and thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement or the

Related Documents or the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Seller further represents to each Purchaser that the Seller’s decision to enter into this Agreement and the Related Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Seller and its representatives.

3.34 Internal Accounting Controls. The Seller and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Seller has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Seller and designed such disclosure controls and procedures to ensure that material information relating to the Seller, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Seller’s Form 10-K or 10-Q, as the case may be, is being prepared. The Seller’s certifying officers have evaluated the effectiveness of the Seller’s disclosure controls and procedures as of the end of the period covered by the Seller’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Seller presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Seller’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Seller’s internal control over financial reporting.

3.35 Solvency. Based on the financial condition of the Seller as of the Closing Date, (i) the Seller’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Seller’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Seller’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Seller, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Seller, together with the proceeds the Seller would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Seller does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3.36 Title to Assets. The Seller and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property, do not materially interfere with the use made and proposed to be made of such property by the Seller and the Subsidiaries, (ii) Liens for taxes not yet due and payable and (iii) Liens which would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. To the Seller’s knowledge, any real property and facilities held under lease by the Seller and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Seller and the Subsidiaries are in compliance except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

3.37 Acquisition. The Seller has furnished to the Purchasers true and accurate copies, as amended through the Closing Date, of (a) the letter of intent entered into by the Seller as of March 22, 2006 with Bruce White, Shelly White and others, pursuant to which the Seller will acquire all of the stock and equity interests of and in Sterling Systems & Consulting, Inc., Sterling Systems – Indiana, L.L.C., Sterling Systems – Ohio, L.L.C., and Sterling Ohio Management, Inc. (the “Acquisition”), and (b) any and all definitive transaction documents relating to the Acquisition. The Seller completed its due diligence on the Acquisition to its satisfaction, and the Acquisition has been consummated and publicly disclosed.

ARTICLE IV—REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, for itself only, hereby severally and not jointly, represents and warrants to the Seller as follows:

4.1 Existence and Power. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of such Purchaser’s organization. The Purchaser has all powers required to carry on such Purchaser’s business as now conducted.

4.2 Authorization. The execution, delivery and performance by the Purchaser of this Agreement, the Related Documents to which such Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized, and no additional action is required for the approval of this Agreement or the Related Documents. This Agreement and the Related Documents to which the Purchaser is a party have been or, to the extent contemplated hereby, will be duly executed and delivered and constitute valid and binding agreements of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of their obligations thereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Investment. The Purchaser is acquiring the securities described herein for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, provided, however, that by making the representation herein, the Purchaser does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser is aware that none of the securities has been registered under the Securities Act or under applicable state securities or blue sky laws. The Purchaser is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act (including without limitation, if the Purchaser is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and a self-directed plan, then investment decisions are made solely by persons that are “Accredited Investors”).

4.4 Reliance on Exemptions. The Purchaser understands that the Shares and Warrants are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the securities.

4.5 Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the securities and, at the present time, is able to afford a complete loss of such investment.

4.6 General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.7 Residence. The Purchaser, if a U.S. investor, is a resident of the U.S. state indicated in the address specified on such Purchaser’s signature page attached hereto.

ARTICLE V—COVENANTS OF THE SELLER AND PURCHASERS

5.1 Insurance. The Seller and its Subsidiaries shall, from time to time upon the written request of the

Purchasers, promptly furnish or cause to be furnished to the Purchasers evidence, in form and substance reasonably satisfactory to the Purchasers, of the maintenance of all insurance maintained by it for loss or damage by fire and other hazards, damage or injury to persons and property, including from product liability, and under workmen’s compensation laws.

5.2 Reporting Obligations. So long as any portion of the Warrants has not been exercised and has not expired by its terms, the Seller shall furnish to the Purchasers, or any other persons who hold any of the Warrants (provided that such subsequent holders give notice to the Seller that they hold Warrants and furnish their addresses) promptly upon their becoming available one copy of (A) each report, notice or proxy statement sent by the Seller to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and (B) any registration statement, prospectus or written communication pursuant to the Securities Act relating to the issuance or registration of the Warrant Shares and filed by the Seller with the Commission or any securities market or exchange on which shares of Common Stock are listed; provided, however, that the Seller shall have no obligation to deliver reports or schedules (pursuant to the Exchange Act) under this Section 5.2 to the extent such reports are publicly available via EDGAR.

The Purchasers are hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Seller which may have been furnished to the Purchasers hereunder, to any regulatory body or agency having jurisdiction over the Purchasers or to any Person which shall, or shall have right or obligation to succeed to all or any part of the Purchasers’ interest in the Seller or this Agreement.

5.3 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. Without limiting the generality of the foregoing, the inability or failure of the Purchasers to discover any breach, default or misrepresentation by the Seller under this Agreement or the Related Documents (including under any certificate furnished pursuant to this Agreement), notwithstanding the exercise by the Purchasers or other holders of the Shares of their rights hereunder to conduct an investigation shall not in any way diminish any liability hereunder.

5.4 Further Assurances. The Seller shall, at its cost and expense, upon written request of the Purchasers, duly execute and deliver, or cause to be duly executed and delivered, to the Purchasers such further instruments and do and cause to be done such further acts as may be necessary, advisable or proper, at the reasonable request of the Purchasers, to carry out more effectually the provisions and purposes of this Agreement. The parties shall use their best efforts to timely satisfy each of the conditions described in Article VI of this Agreement.

5.5 Use of Proceeds. The Seller covenants and agrees that the proceeds of the aggregate Purchase Price shall be used by the Seller for the Acquisition and for working capital and general corporate purposes; under no circumstances shall any portion of the proceeds be applied to:

(i) accelerated repayment of debt existing on the date hereof;

(ii) the payment of dividends or other distributions on any capital stock of the Seller;

(iii) increased executive compensation or loans to officers, employees, stockholders or directors, unless approved by a disinterested majority of the Board of Directors;

(iv) the purchase of debt or equity securities of any person, including the Seller and its Subsidiaries, except in connection with investment of excess cash in high quality (A1/P1 or better) money market instruments having maturities of one year or less; or

(v) any expenditure not directly related to the business of the Seller.

5.6 Corporate Existence. So long as a Purchaser owns Shares, Warrants or Warrant Shares, the Seller shall preserve and maintain and cause its Subsidiaries to preserve and maintain their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Seller and its Subsidiaries (except, in each case, in the event of a merger or consolidation in which the Seller or its Subsidiaries, as applicable, is not the surviving entity) in each case where failure to so preserve or maintain could have a Material Adverse Effect on the financial condition, business or operations of the Seller and its Subsidiaries taken as a whole.

5.7 Licenses. The Seller shall, and shall cause its Subsidiaries to, maintain at all times all material licenses or permits necessary to the conduct of its business and as required by any governmental agency or instrumentality thereof.

5.8 Taxes and Claims. The Seller and its Subsidiaries shall duly pay and discharge (a) all material taxes, assessments and governmental charges upon or against the Seller or its properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established, and (b) all material lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Seller or its Subsidiaries unless and to the extent only that the same are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established.

5.9 Perform Covenants. The Seller shall (a) make full and timely payment of any and all obligations of the Seller to the Purchasers, whether now existing or hereafter arising, and (b) duly comply with all the terms and covenants contained herein and in each of the instruments and documents given to the Purchasers in connection with or pursuant to this Agreement, all at the times and places and in the manner set forth herein or therein.

5.10 Additional Covenants.

(a) Except for transactions approved by a majority of the disinterested directors of the Board of Directors, neither the Seller nor any of its Subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Seller or any of its Subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, with the exception of transactions which are consummated upon terms that are no less favorable than would be available if such transaction had been effected at arms-length, in the reasonable judgment of the Board of Directors.

(b) The Seller shall timely prepare and file with the Securities and Exchange Commission the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Shares and Warrants under this Agreement.

(c) The Seller shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the U.S. state securities law requirements of each jurisdiction where a Purchaser resides as indicated on Schedule 1 with respect to the sale of the Shares and Warrants under this Agreement.

(d) Neither the Seller nor any of its Affiliates, nor any Person acting on its or their behalf, shall directly or indirectly make any offers or sales of any securities or solicit any offers to buy any securities under circumstances that would cause the loss of the 4(2) exemption under the Securities Act for the transactions contemplated hereby. Subject to any consent or approval rights of the Purchasers hereunder, in the event the Seller contemplates an offering of its equity or debt securities within six months following the Closing Date, the Seller agrees that it shall notify the Purchasers of such offering (without providing any material non-public information to any Purchaser without its prior approval).

5.11 Securities Laws Disclosure; Publicity. The Seller shall (i) on or promptly after the Closing Date, issue a press release acceptable to Sigma Opportunity Fund, LLC disclosing the transactions contemplated hereby, and (ii) promptly after the Closing Date, file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby. Except as provided in the preceding sentence, neither the Seller nor the Purchasers shall make any press release or other publicity about the terms of this Agreement or the transactions contemplated hereby without the prior approval of the other unless otherwise required by law or the rules of the Commission.

5.12 Like Treatment of Purchasers and Holders. Neither the Seller nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for redemption, conversion or exercise of the Securities, or otherwise, to any Purchaser or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment to any terms or provisions of this Agreement or the Related Documents, unless such consideration is required to be paid to all Purchasers or holders of Securities bound by such consent, waiver or amendment. The Seller shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Purchasers or holders of Securities, as the case may be, on identical terms.

5.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement or any Related Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any such agreement. Nothing contained herein or in any Related Documents, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by such agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Related Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiation of this Agreement and the Related Documents. For reasons of administrative convenience only, the Purchasers acknowledge and agree that they and their respective counsel have chosen to communicate with the Seller through Moomjian & Waite, LLP (“M&W”), but M&W does not represent any of the Purchasers in this transaction other than Sigma Opportunity Fund, LLC (the “Lead Investor”).

5.14 Other Transactions. Until after the date which is three months following the date hereof, the Company shall not issue or sell or agree to issue or sell any securities in a financing transaction which is a Variable Rate Transaction or otherwise provides the purchasers of such securities with more favorable terms (including without limitation with respect to the effective purchase price per share, conversion, exercise or exchange price (whether before or after adjustment), term, coupon, warrant coverage or otherwise) than those contained in this Agreement and the Related Documents and the transactions contemplated hereby and thereby. “Variable Rate Transaction” shall mean a transaction in which the Seller issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Seller or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such warrant, or (b) any securities of the Seller pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Seller which are registered for resale pursuant to the Securities Act.

5.15 Securities Issuances. In the event that the Seller or any of its subsidiaries (A) issues or sells any Common Stock or convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock (“Convertible Securities”) or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than $2.00 (as adjusted pursuant to this section and as adjusted for stock splits, stock dividends, recapitalizations and the like) (the “Subsequent Purchase Price”), then in each such case the Seller shall make a post-Closing adjustment in the Purchase Price so that the per Share Purchase Price paid by the Purchasers at Closing is reduced on a weighted average basis between the Purchase Price and the Subsequent Purchase Price as applied to the amount of Shares then held by each holder. Within five business days following the closing of the subsequent sale, the Seller shall pay to each holder the product of the number of Shares owned by such holder on the date of the subsequent sale times the amount of the adjustment to the Purchase Price calculated as provided above. Payment shall be made by delivery of additional shares of Common Stock valued at the Per Share Selling Price. The foregoing provision shall not apply to any issuances or sales of Common Stock or Convertible Securities (i) pursuant to any Convertible Securities currently outstanding on the date hereof in accordance with the terms of such Convertible Securities in effect on the date hereof, or (ii) to any officer, director or employee of the Seller pursuant to a bona fide option or equity incentive plan duly adopted by the Seller (including without limitation an employee stock purchase plan). The Seller shall give to the each holder of Shares written notice of any such sale of Common Stock within 24 hours of the closing of any such sale and shall within such 24 hour period issue a press release announcing such sale if such sale is a material event for, or otherwise material to, the Seller.

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

For purposes of this Section 5.16, if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment shall be used.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Seller. In the event a fee is paid by the Seller in connection with such transaction directly or indirectly to such third party, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Seller upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date, future trading prices of the Common Stock, specified or contingent events directly or indirectly related to the business of the Seller or the market for the Common Stock, or otherwise (but excluding standard stock split anti-dilution provisions or weighted-average anti-dilution provisions similar to that set forth herein, provided that any actual reduction of such price under any such security pursuant to such weighted-average anti-dilution provision shall be included and cause a adjustment hereunder), the Per Share Selling Price shall be deemed to be the lowest conversion, exchange, exercise or reset price at which such securities are converted, exchanged, exercised or reset or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Seller and the Lead Investor. In the event the Seller directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

ARTICLE VI - CONDITIONS TO CLOSINGS

6.1 Conditions to Obligations of Purchasers to Effect the Closing. The obligations of a Purchaser to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to Closing, of each of the following conditions, any of which may be waived, in writing, by a Purchaser:

(a) Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (or if qualified as to materiality or a Material Adverse Effect, true and correct in all respects) as of such date) as though made on and as of the Closing Date. On or prior to the Closing Date the Seller shall deliver to each of the Purchasers a certificate of the Chief

Executive Office and Chief Financial Officer of the Seller to the effect that all of the representations and warranties of the Seller set forth in this Agreement are true and correct as of the Closing Date (including, to the extent necessary, updated disclosure schedules which shall be reasonably acceptable to each Purchaser) and that the Seller has performed all of its obligations under this Agreement required to be performed prior to the Closing Date.

(b) Performance of Obligations of Seller. The Seller shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement on or prior to the Closing Date.

(c) No Suspension of Trading. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Seller, which suspension shall be terminated prior to Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares and Warrants at the Closing.

(d) Deliverables. The Seller shall deliver or cause to be delivered to each of the Purchasers the following on or prior to the Closing Date:

1. (i) One or more certificates evidencing the aggregate number of shares of the Shares, duly authorized, issued, fully paid and non-assessable, as is to be purchased at such Closing by such Purchaser, registered in the name of such Purchaser; and

(ii) One or more certificates evidencing the Warrants, registered in the name of such Purchaser, pursuant to which such Purchaser shall be entitled to purchase that number of shares of Common Stock as indicated in Schedule 1 besides such Purchaser’s name.

2. The Investor Rights Agreement, in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), duly executed by the Seller.

3. A legal opinion of counsel to the Seller (“Seller’s Counsel”), in the form attached hereto as Exhibit E.

4. A certificate of the Secretary of the Seller (the “Secretary’s Certificate”), in form and substance satisfactory to the Purchasers, certifying as follows as of the date of such Closing:

(i) that attached to the Secretary’s Certificate is true and complete copy of the Certificate of Incorporation of the Seller, as amended;

(ii) that a true copy of the Bylaws of the Seller, as amended to the Closing Date, is attached to the Secretary’s Certificate;

(iii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement and the Related Documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Common Stock and Warrants;

(iv) the names and true signatures of the officers of the Seller signing this Agreement and all other documents to be delivered in connection with this Agreement;

(v) such other matters as required by this Agreement; and

(vi) such other matters as the Purchasers may reasonably request.

6. A wire transfer representing the amount due for reasonable legal fees and other expenses set forth in Section 8.2 hereof (which may be offset from the Purchase Price at the election of the applicable Purchaser).

7. Seller shall have applied to each U.S. securities exchange, interdealer quotation system and other trading market where its Common Stock is currently listed or qualified for trading or quotation for the listing or qualification of the Warrant Shares for trading or quotation thereon in the time and manner required thereby.

8. Such other documents as the Purchasers shall reasonably request.

(e) There shall have been no Material Adverse Effect with respect to the Seller.

6.2 Conditions to Obligations of the Seller to Effect the Closing. The obligations of the Seller to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Seller:

(a) Representations and Warranties. The representations and warranties of each Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date) as though made on and as of the Closing Date.

(b) Performance of Obligations of the Purchasers. Each of the Purchasers shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement on or prior to the Closing Date.

(c) Deliverables. Each of the Purchasers shall deliver or cause to be delivered to the Seller (i) upon receipt of the Seller’s items described in Section 6.1(d) above, payment of the portion of the Purchase Price set forth opposite each Purchaser’s name on Schedule 1 applicable for such Closing, in cash by wire transfer of immediately available funds to an account designated in writing by Seller prior to the date hereof; (ii) an executed copy of the Investor Rights Agreement; and (iii) such other documents as the Seller shall reasonably request.

ARTICLE VII – INDEMNIFICATION AND LIQUIDATED DAMAGES

7.1 Survival of Representations. The representations and warranties of the Seller and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement. The Seller’s and the Purchasers’ warranties and representations shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Seller or the Purchasers.

7.2 Indemnification. The Seller agrees to indemnify and hold harmless the Purchasers, their Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Seller of any covenant or agreement made by the Seller in this Agreement or in any of the Related Documents; (ii) any breach of warranty or representation made by the Seller in this Agreement or in any of the Related Documents; (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing; and (iv) any enforcement of this indemnification.

7.3 Indemnity Procedure. The Seller is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”. An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the

Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

7.4 Liquidated Damages. The Seller and the Purchasers agree that the Purchasers will suffer damages if a Breach Event (as defined below) occurs or is ongoing. The Seller and the Purchasers further agree that it may not be feasible to ascertain the extent of such damages with precision. If a Breach Event (as defined below) occurs, then the Purchasers may elect, as liquidated damages, and in addition to any other remedies legally available to such Purchasers, to require that the Seller shall pay to the Purchasers liquidated damages at a rate of 18% per annum of the aggregate Purchase Price paid by Purchaser payable monthly in cash at the end of each month (or part thereof) in which the Breach Event is outstanding.

“Breach Event” means either:

(i) Any breach of any warranty or representation of the Seller as of the date made in this Agreement, any Related Agreement or any other agreement delivered herewith, which breach, or the facts and circumstances concerning such breach, has or is reasonably likely to have a Material Adverse Effect; or

(ii) Any breach by the Seller of any material covenant or obligation under this Agreement, any Related Agreement or any other agreement delivered herewith, and which breach, if capable of being cured, has not been cured within ten (10) days after notice of such breach has been given by the Lead Investor to the Seller.

The Seller and the Purchasers have expressly negotiated this Section 7.4, and have agreed that in light of the circumstances existing at the time of execution of this Agreement, the liquidated damages expressed herein represent a reasonable estimate of the harm likely to be suffered by the Purchasers upon the occurrence of a Breach Event.

ARTICLE VIII—MISCELLANEOUS

8.1 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

8.2 Fees and Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Seller shall pay to Sigma Capital Advisors, LLC (“Sigma”) a non-refundable sum equal to $10,000 as and for legal and due diligence expenses incurred in connection herewith. Seller shall also pay to Sigma a monitoring and advisory fee of $75,000, which amount may be withheld from the Purchase Price of the applicable Purchaser at Closing and paid directly to Sigma. The Seller shall pay all fees and expenses of any placement agents, finders and escrow agents in connection with the transactions contemplated by this Agreement pursuant to a separate agreement between such parties.

8.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express, or (d) actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Purchasers at each Purchaser’s address set forth under its name on Schedule 1 attached hereto, or with respect to the Seller, addressed to:

Avatech Solutions, Inc.

10715 Red Run Blvd., Suite 101

Owings Mills, MD 21117

Attention: General Counsel

Facsimile No.: (410) 753-1591

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to any Purchaser shall be sent to the addresses, if any, listed on Schedule 1 attached hereto.

Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this Section. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

8.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of New York without reference to the conflicts of laws principles thereof.

8.5 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.5 shall affect or limit any right to serve process in any other manner permitted by law.

8.6 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Purchasers shall be permitted to assign this Agreement to any Person to whom it assigns or transfers securities issued or issuable pursuant to this Agreement. Any assignee must be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

8.7 Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

8.8 Entire Agreement. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

8.9 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law, or in equity on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

8.10 Amendment and Waivers. Subject to Section 5.12, any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Seller and the Lead Investor, and such waiver or amendment, as the case may be, shall be binding upon all Purchasers. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may not be amended or supplemented by any party hereto except pursuant to a written amendment executed by the Seller and the Lead Investor. No amendment shall be effected to impact a holder of Shares in a disproportionately adverse fashion without the consent of such individual holder of Shares.

8.11. Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Seller and the other Purchasers, by written notice to the Seller, if the Closing has not been consummated on or before June 16, 2006; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

8.12 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

8.13 Construction of Agreement; Knowledge. For purposes of this Agreement, the term “knowledge,” when used in reference to a corporation means the knowledge of the directors and executive officers of such corporation (including, if applicable, any person designated as a chief scientific, medical or technical officer) assuming such persons shall have made inquiry that is customary and appropriate under the circumstances to which reference is made, and when used in reference to an individual means the knowledge of such individual assuming the individual shall have made inquiry that is customary and appropriate under the circumstances to which reference is made.

8.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.15 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

8.16 Waiver of Trial by Jury. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

AVATECH SOLUTIONS, INC.

By:

Name:

Title:

PURCHASERS:

PACIFIC ASSET PARTNERS

By:

Bob Stafford

SIGMA OPPORTUNITY FUND, LLC
By:	SIGMA CAPITAL ADVISORS, LLC,
as managing member

By:

Thom Waye, Manager

[Avatech Solutions, Inc Common Stock and Warrant Purchase Agreement Signature Page]

Schedule 1 to Common Stock and Warrant Purchase Agreement dated as of June     , 2006

Purchasers and Shares of Common Stock and Warrants

Name, Address, Fax Number and Email of Purchaser	Copies of Notices to	Shares of Common Stock Purchased	Common Stock Underlying Warrants[3]	Purchase Price
Pacific Asset Partners c/o Stafford Capital Management Attn: Brian E. Dombkowski, CFA and Bob Stafford 222 Kearny Street, 4th Floor San Francisco, CA 94108 Fax: (415) 362-3048 Email: brian@pacificassetpartners.com and bob@staffordcapital.com		500,000	300,000	$1,000,000
Sigma Opportunity Fund, LLC C/O Sigma Capital Advisors, LLC Attn: Thom Waye, Manager 800 Third Avenue, Suite 1701 New York, NY 10022 Fax: 212-937-3558 Email: thomw@sigmacp.com	Kevin Waite, Esq. Moomjian & Waite, LLP 100 Jericho Quadrangle, Suite 225 Jericho, New York 11753 Fax: (516) 937-5050 Email: kevinw@mwllplaw.com	500,000	300,000	$1,065,000

Totals:		1,000,000	600,000	$2,065,000

1